PRESS RELEASE

FOR IMMEDIATE RELEASE: Valhi, Inc. Three Lincoln Centre 5430 LBJ Freeway, Suite 1700 Dallas, Texas 75240-2620	CONTACT: Janet G. Keckeisen Vice President, Corporate Strategy and Investor Relations (972) 233-1700

VALHI DECLARES QUARTERLY DIVIDEND

DALLAS, TEXAS . . . November 5, 2020 . . . Valhi, Inc. (NYSE:  VHI) announced today that its board of directors has declared a regular quarterly dividend of eight cents ($0.08) per share on its common stock, payable on December 17, 2020 to stockholders of record at the close of business on December 1, 2020.

Valhi, Inc. is engaged in the titanium dioxide products, component products (security products and recreational marine components) and real estate management and development industries.

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